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                                                                 Exhibit 99.Code

                                AGILE FUNDS, INC.

                        PRINCIPAL EXECUTIVE OFFICERS AND
                          PRINCIPAL FINANCIAL OFFICERS
                                 CODE OF ETHICS

                            Adopted: August 20, 2004

I.    PURPOSE OF THE CODE OF ETHICS

      The Agile Funds, Inc. (the "Company") code of ethics (this "Code") is intended to serve as the code of ethics described in Section 406 of the Sarbanes-Oxley Act of 2002 and Item 2 of Form N-CSR. This Code shall be the sole code of ethics adopted by the Company for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Company, the Company's adviser, principal underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers, as defined herein, who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Company's and its investment adviser's, and principal underwriter's codes of ethics pursuant to Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") are separate requirements applying to the Covered Officers and others, and are not part of this Code.

      All Covered Officers must become familiar and fully comply with this Code. Because this Code cannot and does not cover every applicable law or provide answers to all questions that might arise, all Covered Officers are expected to use common sense about what is right and wrong, including a sense of when it is proper to seek guidance from others on the appropriate course of conduct.

      The purpose of this Code is to set standards for the Covered Officers that are reasonably designed to deter wrongdoing and to promote:

      - honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

      - full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (the "SEC"), and in any other public communications by the Company;

      -    compliance with applicable governmental laws, rules, and regulations;

      - the prompt internal reporting of violations of the Code to the appropriate persons as set forth in the Code; and

      -    accountability for adherence to the Code.

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II.   COVERED PERSONS

      This Code applies to the Company's Principal Executive Officers and Principal Financial Officers, or any persons performing similar functions on behalf of the Company (the "Covered Officers"). Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest. Covered Officers are expected to act in accordance with the standards set forth in this Code.

III.  HONEST AND ETHICAL CONDUCT

      A.   HONESTY, DILIGENCE AND PROFESSIONAL RESPONSIBILITY

      Covered Officers are expected to observe both the form and the spirit of the ethical principles contained in this Code. Covered Officers must perform their duties and responsibilities for the Company:

      - with honesty, diligence, and a commitment to professional and ethical responsibility;

      -    carefully, thoroughly, and in a timely manner; and

      -    in conformity with applicable professional and technical standards.

      Covered Officers who are certified public accountants are expected to carry out their duties and responsibilities in a manner consistent with the principles governing the accounting profession, including any guidelines or principles issued by the Public Company Accounting Oversight Board or the American Institute of Certified Public Accountants from time to time.

      B.   OBJECTIVITY/AVOIDANCE OF UNDISCLOSED CONFLICTS OF INTEREST

      Covered Officers are expected to maintain objectivity and avoid undisclosed conflicts of interest. In the performance of their duties and responsibilities for the Company, Covered Officers must not subordinate their judgment to personal gain and advantage, or be unduly influenced by their own interests or by the interests of others. Covered Officers must avoid participation in any activity or relationship that constitutes a conflict of interest unless that conflict has been completely disclosed to affected parties and waived by the Directors on behalf of the Company. Further, Covered Officers should avoid participation in any activity or relationship that could create the appearance of a conflict of interest.

      A conflict of interest would generally arise if, for instance, a Covered Officer directly or indirectly participates in any investment, interest, association, activity, or relationship that may impair or appear to impair the Covered Officer's objectivity or interfere with the interests of, or the Covered Officer's service to, the Company.

      Any Covered Officer who may be involved in a situation or activity that might be a conflict of interest or give the appearance of a conflict of interest must report such situation or activity using the reporting procedures set forth in Section VI of this Code.

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      Each Covered Officer must not:

      - use his or her personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Company whereby the Covered Officer would benefit personally to the detriment of the Company;

      - cause the Company to take action, or fail to take actions, for the individual personal benefit of the Covered Officer rather than the benefit of the Company; or

      - use material non-public knowledge of portfolio transactions made or contemplated for the Company to trade personally or cause others to trade personally in contemplation of the market effect of such transactions.

      Each Covered Officer is responsible for his or her compliance with this
Section III.

      C.   PREPARATION OF FINANCIAL STATEMENTS

      Covered Officers must not knowingly make any misrepresentations regarding the Company's financial statements or any facts in the preparation of the Company's financial statements, and must comply with all applicable laws, standards, principles, guidelines, rules, and regulations in the preparation of the Company's financial statements. This section is intended to prohibit:

      - making, or permitting or directing another to make, materially false or misleading entries in the Company's financial statements or records;

      - failing to correct the Company's financial statements or records that are materially false or misleading when he or she has the authority to record an entry; and

      - signing, or permitting or directing another to sign, a document containing materially false or misleading financial information.

      Covered Officers must be scrupulous in their application of generally accepted accounting principles. No Covered Officer may (i) express an opinion or state affirmatively that the financial statements or other financial data of the Company are presented in conformity with generally accepted accounting principles, or (ii) state that he or she is not aware of any material modifications that should be made to such statements or data in order for them to be in conformity with generally accepted accounting principles, if such statements or data contain any departure from generally accepted accounting principles then in effect in the United States.

      Covered Officers must follow the laws, standards, principles, guidelines, rules, and regulations established by all applicable governmental bodies, commissions or other regulatory agencies in the preparation of financial statements, records, and related information. If a Covered Officer prepares financial statements, records, or related information for purposes of reporting to such bodies, commissions, or regulatory agencies, the Covered Officer must follow the requirements of such organizations in addition to generally accepted accounting principles.

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      If a Covered Officer and his or her supervisor have a disagreement or dispute relating to the preparation of financial statements or the recording of transactions, the Covered Officer should take the following steps to ensure that the situation does not constitute an impermissible subordination of judgment:

      - The Covered Officer should consider whether (i) the entry or the failure to record a transaction in the records, or (ii) the financial statement presentation or the nature or omission of disclosure in the financial statements, as proposed by the supervisor, represents the use of an acceptable alternative and does not materially misrepresent the facts or result in an omission of a material fact. If, after appropriate research or consultation, the Covered Officer concludes that the matter has authoritative support and/or does not result in a material misrepresentation, the Covered Officer need do nothing further.

      - If the Covered Officer concludes that the financial statements or records could be materially misstated as a result of the supervisor's determination, the Covered Officer should follow the reporting procedures set forth in Section VI of this Code.

      D.   OBLIGATIONS TO THE INDEPENDENT AUDITOR OF THE COMPANY

      In dealing with the Company's independent auditor, Covered Officers must be candid and not knowingly misrepresent facts or knowingly fail to disclose material facts, and must respond to specific inquiries and requests by the Company's independent auditor.

      Covered Officers must not take any action, or direct any person to take any action, to fraudulently influence, coerce, manipulate, or mislead the Company's independent auditor in the performance of an audit of the Company's financial statements for the purpose of rendering such financial statements materially misleading.

IV.   FULL, FAIR, ACCURATE, TIMELY AND UNDERSTANDABLE DISCLOSURE

      It is the Company's policy to provide full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in any other public communications by the Company. The Company has designed and implemented Disclosure Controls and Procedures to carry out this policy.

      Covered Officers are expected to familiarize themselves with the disclosure requirements generally applicable to the Company, and to use their best efforts to promote, facilitate, and prepare full, fair, accurate, timely, and understandable disclosure in all reports and documents that the Company files with, or submits to, the SEC and in any other public communications by the Company.

      Covered Officers must review the Company's Disclosure Controls and Procedures to ensure they are aware of and carry out their duties and responsibilities in accordance with the Disclosure Controls and Procedures and the disclosure obligations of the Company. Covered Officers are responsible for monitoring the integrity and effectiveness of the Company's Disclosure Controls and Procedures.

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V.    COMPLIANCE WITH APPLICABLE LAWS, RULES AND REGULATIONS

      Covered Officers are expected to know, respect, and comply with all laws, rules, and regulations applicable to the conduct of the Company's business. If a Covered Officer is in doubt about the legality or propriety of an action, business practice, or policy, the Covered Officer should seek advice from the Covered Officer's supervisor or the Company's legal counsel.

      In the performance of their work, Covered Officers must not knowingly be a party to any illegal activity or engage in acts that may discredit the Company.

      Covered Officers are expected to promote the Company's compliance with applicable laws, rules, and regulations. To promote such compliance, Covered Officers may establish and maintain mechanisms to educate employees carrying out the finance and compliance functions of the Company about any applicable laws, rules, or regulations that affect the operation of the finance and compliance functions and the Company generally.

VI.   REPORTING AND ACCOUNTABILITY

      All Covered Officers will be held accountable for adherence to this Code. Each Covered Officer must, upon the Company's adoption of this Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board of Directors (the "Board") that he/she has received, read, and understands this Code by signing the Acknowledgement Form attached hereto as Appendix A. Thereafter, each Covered Officer, on an annual basis, must affirm to the Board that he/she has complied with the requirements of this Code.

      Covered Officers may not retaliate against any other Covered Officer of the Company or their affiliated persons for reports of potential violations that are made in good faith.

      The Company will follow these procedures in investigating and enforcing this Code:

      - Any Covered Officer who knows of any violation of this Code or who questions whether a situation, activity or practice is acceptable must immediately report such practice to the Company's Audit Committee. The Audit Committee shall take appropriate action to investigate any reported potential violations. If, after such investigation, the Audit Committee believes that no violation has occurred, the Audit Committee is not required to take any further action. Any matter that the Audit Committee believes is a violation will be reported to the Chairman of the Board. The Audit Committee shall respond to the Covered Officer within a reasonable period of time.

      - If the Covered Officer is not satisfied with the response of the Audit Committee, the Covered Officer shall report the matter to the Chairman of the Board. If the Chairman is unavailable, the Covered Officer may report the matter to any other member of the Board. The person receiving the report shall consider the matter, refer it to the full Board if he or she deems appropriate, and respond to the Covered Officer within a reasonable amount of time. If the Board concurs that a violation has occurred, it will consider appropriate action, which may include

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           review of and appropriate modifications to applicable policies and procedures or notification to appropriate personnel of the investment adviser or its board.

      - If the Board determines that a Covered Officer violated this Code, failed to report a known or suspected violation of this Code, or provided intentionally false or malicious information in connection with an alleged violation of this Code, the Board may take disciplinary action against any such Covered Officer to the extent the Board deems appropriate. No Covered Officer will be disciplined for reporting a concern in good faith.

      To the extent possible and as allowed by law, reports will be treated as confidential. The Company may report violations of the law to the appropriate authorities.

VII.  DISCLOSURE OF THIS CODE

      This Code shall be disclosed to the public by at least one of the following methods in the manner prescribed by the SEC, unless otherwise required by law:

      - Filing a copy of this Code as an exhibit to the Company's annual report on Form N-CSR;

      - Posting the text of this Code on the Company's Internet website and disclosing, in its most recent report on Form N-CSR, its Internet address and the fact that it has posted this Code on its Internet website; or

      - Providing an undertaking in the Company's most recent report on Form N-CSR to provide a copy of this Code to any person without charge upon request, and explaining the manner in which such a request may be made.

VIII. WAIVERS

      Any waiver of this Code, including an implicit waiver, granted to a Covered Officer may be made only by the Board or a committee of the Board to which such responsibility has been delegated, and must be disclosed by the Company in the manner prescribed by law and as set forth above in Section VII, above.

IX.   AMENDMENTS

      This Code may be amended by the affirmative vote of a majority of the Board, including a majority of the independent Directors. Any amendment of this Code must be disclosed by the Company in the manner prescribed by law and as set forth above in Section VII, above, unless such amendment is deemed to be technical, administrative, or otherwise non-substantive. Any amendments to this Code will be provided to the Covered Officers.

X.    CONFIDENTIALITY

      All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by

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law or this Code, such matters shall not be disclosed to anyone other than the
Board of Directors of the Company, the Audit Committee, the legal counsel to the Company, legal counsel to the independent directors, and such other persons as a majority of the Board, including a majority of the independent directors, shall determine to be appropriate.

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                                   APPENDIX A

                                AGILE FUNDS, INC.

Certification and Acknowledgment of Receipt of Code of Ethics for Principal Executive Officers and Principal Financial Officers

I acknowledge and certify that I have received a copy of the Agile Funds, Inc. Code of Ethics for Principal Executive Officers and Principal Financial Officers (the "Code"). I understand and agree that it is my responsibility to read and familiarize myself with the policies and procedures contained in the Code and to abide by those policies and procedures.

I acknowledge and certify that I have read and understand the Code.



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